U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2005

KAISER GROUP HOLDINGS, INC.

(successor issuer to Kaiser Group International, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	File No. 1-12248	54-2014870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9300 Lee Highway

Fairfax, Virginia 22031-1207

(Address of principal executive offices, including zip code)

703-934-3413

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                Other Events

As previously reported, by order dated February 4, 2004 the United States Bankruptcy Court for the District of Delaware ruled that Kaiser Group Holdings, Inc. is obligated to issue 247,350 additional shares of Common Stock to former shareholders of ICT Spectrum Constructors, Inc. in respect of their claims as Class 5 Equity Interests in the Kaiser Group International, Inc. bankruptcy proceedings.  Kaiser Group Holdings, Inc. disagreed with this conclusion and appealed the order to the United States District Court for the District of Delaware.  On June 24, 2005 the District Court affirmed the Bankruptcy Court’s decision.  Kaiser Group Holdings, Inc. continues to believe that this result is inconsistent with the Kaiser Group International, Inc. Plan of Reorganization and intends to file an appeal with the United States Court of Appeals for the Third Circuit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER GROUP HOLDINGS, INC.
(Registrant)

/s/ Nicholas Burakow
Nicholas Burakow, Phd
Secretary

Date:	June 28, 2005